EXHIBIT 3.4

Articles of Incorporation of Supreme Property, Inc.
Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999) Jesse White Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-6961 http://www.sos.state.il.us	This space for use by Secretary of State Filed 2/15/2002 Jesse White Secretary of State 62047488 [image bar code] CP0687789	SUBMIT IN DUPLICATE
This space for use by Secretary of State
Date Filed 2/15/2002 Franchise Tax $ 25.00 Filing Fee $ 75.00 Approved: BE $ 100.00
Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A.'s check or money order, payable to "Secretary of State."

                                                                                        BE
1. CORPORATE NAME:    SUPREME PROPERTY, INC.

 (The corporate name must contain the word "corporation", "incorporated", "limited" or an abbreviation thereof)

2. Initial Registered Agent:  THOMAS                                       C                                       ELLIOTT
                                       First Name                            Middle Initial                                   Last name

Initial Registered Office:          431   E  75TH  STREET
                                        Number                                  Street                                               Suite #

                                        CHICAGO              IL             COOK                                                60619
                                       City                                         County                                             Zip Code

3. Purpose or purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

THE TRANSACTION OF ANY LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE
INCORPORATED UNDER THE ILLINOIS CORPORATION ACT OF 1983.
                                                    BUSINESS

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor

Common	$ 0.01	1,000,000	100,000	$ 1,000

			TOTAL =	$ 1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5. OPTIONAL	(a)	Number of directors constituting the initial board of directors of the corporation _____________.
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
		Name	Residential Address	City, State, ZIP

6. OPTIONAL	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$__________________
	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$__________________
	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$__________________
	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$__________________

7.  OPTIONAL     OTHER PROVISIONS
                          Attach a separate sheet of this size for any other provision to be included in the Articles of
                          Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

Dated January 16, 2002

(Month & Day) (Year)
	Signature and Name		Address

1.	/S/ THOMAS ELLIOTT	1.	431 E 75TH ST

	Signature		Street
	THOMAS ELLIOTT		CHICAGO, IL 60619

	(Type or Print Name)		City/Town State ZIP Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town State ZIP Code

3.		3.

	Signature		Street

	(Type or Print Name)		City/Town State ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

  The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
  The filing fee is $75.
  The minimum total due (franchise tax + filing fee) is $100.
  (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
  The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
  Illinois Secretary of State Springfield, IL 62756
  Department of Business Services Telephone (217) 782-9522 or 782-9523                                                          C-162.20